UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 13, 2023

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01	CWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

California Water Service (“Cal Water”) filed an advice letter (the “Advice Letter”) on October 13, 2023 to the California Public Utilities Commission (the “CPUC”) to update Cal Water’s authorized return on equity and related rate adjustments to become effective on January 1, 2024 pursuant to the requirements of Cal Water’s Water Cost of Capital Mechanism (the “WCCM”).

The WCCM provides for an automatic adjustment to Cal Water’s authorized rate of return on equity rate if the average interest rate of the Moody’s Aa Utilities Bond Index (the “Index”) between October 1, 2022 and September 30, 2023 increased or decreased by more than 100 basis points when compared to the same 12-month period from the prior year. The Index interest rate in the October 1, 2022 and September 30, 2023 period increased by approximately 140 basis points, exceeding the required threshold of 100 basis points to trigger the automatic adjustment under the WCCM.

The Advice Letter reflects an authorized return on equity of 10.27% (compared to Cal Water’s previous authorized return on equity of 9.57%) and an authorized rate of return of 7.46% (compared to Cal Water’s previous authorized rate of return of 7.08%), in each case to become effective on January 1, 2024. Cal Water’s cost of debt of 4.23% and capital structure of 53.40% equity and 46.60% debt are expected to remain unchanged in connection with the implementation of the adjustments to Cal Water’s authorized return on equity and authorized rate of return pursuant to the Advice Letter.

The 70 basis-point and 38 basis-point increases to Cal Water’s authorized return on equity and authorized rate of return, respectively, that will become effective on January 1, 2024 are estimated to increase the annual operating revenue of California Water Service Group (“Group”) for fiscal 2024 by approximately $10 million.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements in this Current Report on Form 8-K are based on currently available information, expectations, estimates, assumptions and projections, and management’s beliefs, assumptions, judgments, and expectations about Group and its subsidiaries, the water utility industry and general economic conditions. These statements are not statements of historical fact. When used in our document, statements that are not historical in nature, including words like promise, commitment, strategy, would, expects, intends, plans, believes, may, could, estimates, assumes, anticipates, projects, predicts, forecasts, targets, seeks, should, or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that Group believes are reasonable but are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause actual results to be different than those expected or anticipated include, but are not limited to: natural disasters, public health crises, pandemics, epidemics or outbreaks of a contagious disease; governmental and regulatory commissions’ decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other reports filed by Group from time-to-time with the Securities and Exchange Commission. Group is under no obligation, and assumes no obligation, to provide public updates of forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: October 18, 2023	By:	/s/ David B. Healey
	Name:	David B. Healey
	Title:	Vice President, Chief Financial Officer & Treasurer